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                                                                     Exhibit 2.2

                              CERTIFICATE OF MERGER

                                       OF

                            AHT RES ACQUISITION, L.P.

                                      INTO

                   MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP

     Pursuant to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, Marriott Residence Inn Limited Partnership, a limited partnership organized and existing under the law of the State of Delaware (the "Limited Partnership"), does hereby certify to the following facts relating to the merger (the "Merger") of AHT Res Acquisition, L.P., a limited partnership organized and existing under the law of the State of Delaware ("Merger Sub"), into the Limited Partnership.

     FIRST: That the name and state of formation of each constituent entity that is a party to the Merger is as follows:

                  Name                                        State of Formation
                  ----                                        ------------------
Marriott Residence Inn Limited Partnership                         Delaware
AHT Res Acquisition, L.P.                                          Delaware

     SECOND: That an Agreement and Plan of Merger has been approved and executed by Merger Sub and the Limited Partnership in accordance with Section 17-211 of the Delaware Revised Uniform Limited Partnership Act.

     THIRD: That the name of the surviving entity is "Marriott Residence Inn Limited Partnership."

     FOURTH: This Certificate of Merger shall be effective at 2 p.m. on March 29, 2002.

     FIFTH: That the Agreement and Plan of Merger is on file at the place of business of the surviving entity at the following address:

                   Marriott Residence Inn Limited Partnership
                   c/o AHT Res I GP, Inc.
                   10 South Third Street
                   Richmond, Virginia 23219

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     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Limited Partnership, on request and without cost, to any partner of the Limited Partnership or Merger Sub.

                        [Signatures follow on next page]

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     IN WITNESS WHEREOF, Marriott Residence Inn Limited Partnership has caused this Certificate of Merger to be duly executed as of this 28th day of March, 2002.

                                        Marriott Residence Inn Limited
                                        Partnership

                                        By:  RIBM One LLC,
                                             its sole general partner


                                        By:    /s/ Brian G. McNamara
                                             -----------------------------------
                                             Name: Brian McNamara
                                                   -----------------------------
                                             Title: Vice President

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